Exhibit 5.1

Our File No.	317369
Date	July 31, 2026

DELIVERED

Brookfield Asset Management Ltd.

Brookfield Place

225 Liberty Street, 8th Floor

New York, New York 10281-1048

Dear Sirs/Mesdames:

Re:	Brookfield Asset Management Ltd. - Registration Statement on Form S-8

We are acting as British Columbia counsel to Brookfield Asset Management Ltd. (the “Company”) in connection with the filing on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), of an aggregate of 12,750,000 Class A Limited Voting Shares in the capital of the Company (the “Shares”) issuable pursuant to the Company’s (i) escrowed stock plan, as amended (the “ESP”) and (ii) 2026 management share option plan (the “SOP”).

We have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and certificates of the Company as we have considered necessary or relevant for the purposes of this opinion including:

(a)       the Notice of Articles and Articles of the Company;

(b)       the ESP;

(c)       the SOP; and

(d)       resolutions of the directors of the Company authorizing the ESP and the SOP.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents.

Based and relying upon and subject to the foregoing we are of the opinion that the Shares, upon issuance and payment therefor in accordance with the terms of the ESP and SOP, as applicable, will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

The foregoing opinion is limited to the laws of British Columbia and the federal laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ McMillan LLP

McMillan LLP